Exhibit 99.1

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

FOR RELEASE – May 7 – 7:00 am (EST)

AETI Announces Q1 Profits

HOUSTON, May 7, 2015 - American Electric Technologies, Inc. (NASDAQ: AETI), a leading supplier of power delivery solutions for the global energy industry, today announced its first quarter 2015 financial results.

The Company reported net earnings attributable to common shareholders in the first quarter of $0.2 million, up from a loss in the fourth quarter of 2014 of ($2.1) million, and down from $0.5 million profit in the first quarter of 2014.

The Company reported consolidated revenue of $15.3 million, up from $13.7 million in Q4 2014 but down from $15.8 million in Q1 of 2014. M&I Electric Brazil, the Company’s wholly owned Brazilian subsidiary, accounted for $0.6 million of consolidated revenue in the first quarter.

“The improved profitability in Q1 was the result of very hard work by our team in resolving the execution challenges related to our new product introductions and some project related execution issues that drove us to losses in Q3 and Q4”, said Charles Dauber, president and chief executive officer, AETI. “We are executing our strategy to build the products, capabilities, capacity and the team to become a market leading provider of power delivery solutions to the global energy industry and we are well positioned to succeed in growing our market share for our products and services.”

Gross margins improved by $2.2 million in the quarter, up to 14.9%, up from 0% in the fourth quarter but were down versus the 15.4% in the first quarter of 2014.

Consolidated income from continuing operations was $0.3 million for Q1, a $2.6 million improvement over Q4 but down versus $0.5 million in Q1 of 2014.

The Company’s international joint ventures reported net equity income of $ 0.02 million for the quarter, including $0.2 million of equity income from BOMAY in China, a loss of $0.1 million from MIEFE in Singapore, and joint venture related expenses totaling $0.1 million.

The Company reported fully diluted earnings from continuing operations per share of $0.02 for the quarter, up from a loss of ($0.25) per diluted share in the fourth quarter of 2014 but down from earnings of $0.09 per fully diluted share reported in the first quarter of 2014.

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

The Company reported backlog of $18.6 million, down from $26.5 million in the fourth quarter of 2014, but up over 40% from the $13.2 million of total backlog reported at the end of Q1 2014.

Beginning with the first quarter 2015, the Company’s operations consist of a single reporting segment. Additional information on the Company’s segment reporting can be found in Form 10-Q.

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Conference Call

AETI will conduct a conference call at 10 a.m. EST on May 7 to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 866-952-1907 passcode 884605, in the United States and Canada. International callers should dial +1 785-424-1826 passcode 884605.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and construction services.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas; Bay St. Louis, Mississippi; and Macaé and Rio de Janeiro, Brazil. In addition, AETI has minority interests in two joint ventures, which have facilities located in Xian, China and Singapore. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future domestic and international demand for our products, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 30, 2015. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

Investor Contact:

American Electric Technologies, Inc.

Andrew L. Puhala

713-644-8182

investorrelations@aeti.com

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except share and per share data, percentages calculated on total sales)

	Three Months Ended
	March 31,				December 31
	2015		2014		2014
Net sales	$15,311		$15,848		$13,693
Cost of sales	13,028		13,413		13,656

Gross profit	2,283	15%	2,435	15%	37	0%

Operating expenses:
Research and development	138		66		155
Selling and marketing	603		663		667
General and administrative	1,267		1,208		1,572

Total operating expenses	2,008	13%	1,937	12%	2,394	17%

Income (loss) from consolidated continuing operations	275		498		(2,357)
Net equity income from foreign joint ventures’ operations:
BOMAY	191		548		261
MIEFE	(75)		(36)		(1)
AAG	—		(38)		—
Foreign joint ventures’ operations related expenses	(98)		(112)		(110)

Net equity income from foreign joint ventures’ operations	18		362		150

Income (loss) from consolidated continuing operations and net equity income from foreign joint ventures’ operations	293	2%	860	5%	(2,207)	-16%

Other income (expense):
Interest expense and other, net	(19)		(12)		(109)

Continuing operations income (loss) before income taxes	274		848		(2,316)
Provision for income taxes on continuing operations	—				(334)

Net income (loss) from continuing operations	274		848		(1,982)

Discontinued operations income (loss)	—		(268)		—
Provision for income taxes on discontinued operations	—		—		—

Net income (loss) from discontinued operations	—		(268)		—

Net income (loss) before dividends on redeemable convertible preferred stock	274		580		(1,982)
Dividends on redeemable convertible preferred stock	(87)		(86)		(87)

Net income (loss) attributable to common stockholders	$187	1%	$494	3%	$(2,069)	-15%

Earnings (loss) from continuing operations per common share:
Basic	$0.02		$0.09		$(0.25)

Diluted	$0.02		$0.09		$(0.25)

Weighted - average number of continuing operations shares outstanding:
Basic	8,206,684		8,053,497		8,185,224

Diluted	8,441,782		9,625,258		8,185,224

Loss per common share from discontinued operations:
Basic and diluted	0.00		(0.03)		0.00

Total Earnings (loss) per common share:
Basic	$0.02		$0.06		$(0.25)

Diluted	$0.02		$0.06		$(0.25)

Weighted - average number of common shares outstanding:
Basic	8,206,684		8,053,497		8,185,224

Diluted	8,441,782		8,625,258		8,185,224

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2015	December 31, 2014
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,619	$3,550
Accounts receivable-trade, net of allowance of $275 and $315 at March 31, 2015 and December 31, 2014, respectively	12,445	11,877
Inventories, net of allowance of $91 and $73 at March 31, 2015 and December 31, 2014	3,128	2,769
Costs and estimated earnings in excess of billings on uncompleted contracts	3,630	2,989
Prepaid expenses and other current assets	682	750

Total current assets	22,504	21,935
Property, plant and equipment, net	8,449	8,373
Investments in foreign joint ventures	12,105	12,054
Other assets	232	242
Long-term assets held for sale	650	650

Total assets	$43,940	$43,254

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,319	$6,447
Accrued payroll and benefits	985	1,145
Other accrued expenses	371	640
Billings in excess of costs and estimated earnings on uncompleted contracts	2,174	1,983
Short-term notes payable	267	222
Other current liabilities	179	150

Total current liabilities	11,295	10,587
Notes payable	3,711	3,778
Deferred income taxes	2,969	3,046
Deferred compensation	294	290

Total liabilities	18,269	17,701

Convertible preferred stock
Redeemable convertible preferred stock, series A, net of discount of $707 and $729 at March 31, 2015 and December 31,2014, respectively; $.001 par value, shares issued and outstanding 1,000,000 March 31, 2015, and December 31, 2014	4,293	4,281

Common stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 8,249,458 and 8,185,323 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	8	8
Treasury stock; at cost (131,928 shares at March 31, 2015 and 111,640 shares at December 31, 2014)	(792)	(722)
Additional paid-in capital	11,554	11,418
Accumulated other comprehensive income	704	851
Retained earnings; including accumulated statutory reserves in equity method investments of $2,100 at March 31, 2015 and December 31, 2014, respectively	9,904	9,717

Total common stockholders’ equity	21,378	21,272

Total liabilities, preferred stock and stockholders’ equity	$43,940	$43,254

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings on Continuing Operations, Including Net Equity Income from Foreign Joint Ventures, Before Interest,

Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(In thousands)

	Three months ended
	March 31,	March 31,	December 31,
	2015	2014	2014
Net Income (loss) on continuing operations attributable to common stockholders	$187	$762	$(2,069)
Add:
Dividends on redeemable preferred stock	87	86	87
Depreciation and amortization	237	128	227
Interest expense and other, net	19	12	109
Provision for income taxes	—	—	(334)

EBITDA	$530	$988	$(1,980)

(1)	The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2014 10-K which was filed on March 30, 2015.